Calculation of Filing Fee Tables
S-8
Imricor Medical Systems, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share, issuable upon the exercise of outstanding options granted under the 2019 Plan	Other	35,936,577	$ 0.62	$ 22,280,677.74	0.0001381	$ 3,076.96
2	Equity	Common stock, par value $0.0001 per share, reserved for issuance pursuant to the 2019 Plan	Other	2,940,887	$ 1.29	$ 3,793,744.23	0.0001381	$ 523.92
Total Offering Amounts:						$ 26,074,421.97		$ 3,600.88
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,600.88
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement will also cover any additional shares of Class A common stock, par value $0.0001 per share, of Imricor Medical Systems, Inc. (the "Common Stock"), that become issuable under the Imricor Medical Systems, Inc. Amended and Restated 2019 Equity Incentive Plan (the "2019 Plan") by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the registrant's receipt of consideration which would increase the number of outstanding shares of Common Stock. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The offering price per share and the aggregate offering price are based on $0.62 with respect to outstanding options granted under the 2019 Plan, which is the weighted-average exercise price for outstanding options granted under the 2019 Plan.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement will also cover any additional shares of Class A common stock, par value $0.0001 per share, of Imricor Medical Systems, Inc. (the "Common Stock"), that become issuable under the Imricor Medical Systems, Inc. Amended and Restated 2019 Equity Incentive Plan (the "2019 Plan") by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the registrant's receipt of consideration which would increase the number of outstanding shares of Common Stock. (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The offering price per share and the aggregate offering price are based on $1.29 with respect to shares reserved for grant under the 2019 Plan, which is the average of the high and low sales price per Clearing House Electronic Subregister System Depositary Interest, each representing a share of our Common Stock, on the Australian Securities Exchange in equivalent U.S. dollars as of a date of June 22, 2026, within 5 business days prior to filing this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources